Information Statement
                Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:
[ ]   Preliminary Information Statement
[ ]   Confidential, for use of the Commission only (as
      permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                   RAIKE FINANCIAL GROUP, INC.
        ------------------------------------------------
        (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-
      5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: ______________.

     (2) Aggregate number of securities to which transaction applies: ______________.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________.

     (4)  Proposed maximum aggregate value of transaction:
          _______________.

     (5)  Total fee paid: ______________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: ___________.
     (2)  Form, Schedule or Registration Statement No.:_________.
     (3)  Filing party: _____________.
     (4)  Date filed: ______________.






                   RAIKE FINANCIAL GROUP, INC.
                   275 Parkway 575, Suite 100
                    Woodstock, Georgia 30188

                   RAIKE FINANCIAL GROUP, INC.

         Annual Meeting of Shareholders, April 25, 2005

                      Information Statement
 Pursuant to Section 14(c) of the Securities Exchange Act of 1934
 ----------------------------------------------------------------
The Rules of the U.S. Securities Exchange Commission require that we provide you with this Information Statement prior to the Annual Meeting

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

The only matter to be acted upon at the Annual Meeting is the election of Directors

Item 1.   Date, Time and Place of Meeting.
          -------------------------------
DATE:     April 25, 2005
TIME:     10:00 a.m.
PLACE:    275 Parkway 575, Suite 100, Woodstock,
          Georgia 30188

Item 2.   Voting Securities and Percentage Required
          -----------------------------------------
Voting Securities:      17,941,772 shares of Common Stock
                        each entitled to one (1) vote per
                        share.

Record Date:            March 25, 2005

Percentage Required:    51% of shares present and voting

Item 3.   Principal Holders of Common Stock:
          ---------------------------------
The following table sets forth the record ownership of our Common
Stock as of March 25, 2005, as to (i) each person or entity who owns more than five percent (5%) of any class of our Securities
(including those shares subject to outstanding options), (ii) each person named in the table appearing in "Remuneration of Directors and Officers", and (iii) all officers and directors of the Company as a group.

NAME & ADDRESS                     SHARES        PERCENT OF
                                   OWNED         CLASS
-----------------------------------------------------------
William J. Raike, III              12,193,000     67.96%

Morris Brunson                      1,544,000      8.61%

William Bertsche                      800,000      4.46%

OFFICERS & DIRECTORS AS A GROUP    14,537,000     81.03%



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                                  3



To the best of our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, subject to community property laws where applicable. The above referenced number of shares does not include shares available upon exercise of the options described below.

Item 4.   Directors and Executive Officers
          --------------------------------

Set forth below is information regarding our directors and executive
officers.   We have no other management employees besides those
described below, and there are currently no other persons under consideration to become directors or executive officers.

NAME                         AGE             POSITION
----                         ---             --------

William J. Raike, III        46              Chairman, President and CEO

Melissa L. Whitley           28              Treasurer, CFO and Director

Morris L. Brunson            65              Director

William D. Bertsche          60              Director

Christopher Casdia           35              COO and Director

Geoffrey T. Chalmers         69              Director


The Board of Directors has designated an Audit Committee of the Board of Directors consisting of one member, that will review the scope of accounting audits, review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company, review with the independent auditors their final report, review with independent auditors overall accounting and financial controls, and be available to the independent auditors during the year for consultation purposes. The Board of Directors has also designated a Compensation Committee of the Board of Directors consisting of three Directors, which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options pursuant to the Company's stock option plan. All Directors and officers of the Company serve until their successors are duly elected and qualify.

The Audit Committee consists of Morris Brunson.

The Compensation Committee consists of Morris Brunson, William
Raike, and William Bertsche.

    William J. Raike, III, Chairman, President and CEO
    --------------------------------------------------

Mr. Raike has been licensed in the financial services industry for approximately 20 years. His brokerage career began as a financial representative in 1985 with an NASD member brokerage headquartered in Denver, Colorado. In 1988 Mr. Raike accepted a position as Vice President and Branch Manager of the Atlanta, Georgia regional office. Mr. Raike later joined Davenport & Company, a NYSE member firm headquartered in Richmond, Virginia and subsequently owned an independently operated branch office of an NASD member firm. Mr. Raike formed Raike Financial Group, Inc. in March of 1995 and was successful in growing the company from two registered representatives and approximately $200,000 in revenues to over 100 representatives and 10,000,000 in revenues by year 2000. Mr. Raike currently holds positions as Chairman of the Board, Chief Executive Officer and President and is licensed with the Series 4 (Registered Options Principal), 7 (General Securities Representative), 24 (General Securities Principal), 55 (Equity Trader), 63 (State Securities License) and 65 (Registered Investment Advisor) licenses.

    Melissa L. Whitley, Treasurer, CFO and Director
    -----------------------------------------------

Mrs. Whitley has been with Raike Financial Group, Inc. since its inception in March 1995. Prior to joining Raike Financial, she was the operations manager of an independently owned OSJ branch office. Mrs. Whitley has served in several capacities during her tenure at Raike Financial including: trading operations, administrative operations, as well as accounting and payroll. Mrs. Whitley currently holds a Series 27 Financial Operations Principal License.

    Morris L. Brunson, Director
    ---------------------------

Mr. Brunson graduated from Berry College in 1958 with a degree in Business Administration with a concentration in Accounting. His career has been spent in the accounting and financial areas primarily in the health care business. He was the Accounting Manager for Floyd Medical Center, a Cost Accountant for Ledbetter Construction Co. and has held several positions at the American Red Cross and the United Way. He retired in 1998 and currently resides in Georgia.

    William D. Bertsche, Director
    -----------------------------

Mr. Bertsche was educated at Santa Rosa College in Santa Rosa, California and at River Falls College in Wisconsin. At an early age, Mr. Bertsche managed a family business in the dairy industry and since has managed private business ventures in the private security industry. He is an entrepreneur and has been self employed for the better part of his life and currently resides in Virginia.


     Christopher Casdia, COO and Director
     ------------------------------------

Mr. Casdia has over ten years of experience in the investment industry. His career began in 1995 with Merrill Lynch. He quickly moved to Raike Financial Group later that year. Mr. Casdia served as Compliance Director of Raike Financial Group from 1996 through July 1998. Mr. Casdia then took the position of Chief Compliance Officer & Chief Financial Officer with Barron Chase Securities. He served that company until mid 2000 when he took the position Vice President of Trading for a proprietary trading firm. Mr. Casdia returned to Raike Financial Group in late 2001 and has served as Chief Operating Officer since late 2002 and also serves as Chief Compliance Officer. In March 2003, Mr. Casdia was elected to the Board of Directors and is a member of the Strategic Planning Committee and Risk Assessment Committee. Mr. Casdia earned a BBA in finance from Kennesaw State University in 1993. He is currently in the final semester of Graduate School and anticipates earning an MBA from Kennesaw State University in May 2005.

     Geoffrey T. Chalmers, Director
     ------------------------------

Mr. Chalmers is a graduate of Harvard College and Columbia Law School. He has been a practicing attorney for over 35 years in corporate and securities law, having acted as general counsel to several public and private companies, including broker dealers. He is engaged in private practice.

Item 5.   Executive Compensation
          ----------------------

The following table sets forth the current annual salary of our highest-paid officer:

Name or Group               Title                     Compensation
-------------               -----                     ------------

William J. Raike, III       Chairman, President       $   331,796
                            and CEO



TOTAL SALARIES FOR THE YEAR 2004 OF OFFICERS
AND DIRECTORS AS A GROUP                              $   258,250




     Stock Option Plan
     -----------------
     The Company sponsors an incentive stock option plan for the benefit of certain employees in order that they might purchase Company stock at a certain price. A total of 800,000 shares of the Company's common stock are reserved for possible issuance under this plan.



 A summary of activity in the stock option plan is presented below:

                                              2003
                                        --------------------
                                                  Weighted
                                                   Average
                                                    Price
                                        Shares    Per Share
                                        --------------------


     Outstanding, beginning of year     50,000    $    .01
     Granted during the year            14,500         .01
     Cancelled during the year               -           -
     Exercised during the year         (64,500)        .01
                                        ------
     Outstanding, end of year                -           -
                                        ======


     There were no stock options granted during 2004 and there were no stock options outstanding at December 31, 2004 or 2003. The weighted average grant date fair value of options issued in 2003 was $0.79. This fair value was based on the closing price of the Company's common stock on the date the options were granted.

No directors and officers currently hold any options.

Item 6.   Certain Relationships
          ---------------------

The majority shareholder receives consulting fees in the amount of $130,00 annually. In addition, the Company pays a bonus equal to 2.5% of revenues to the majority shareholder. The majority shareholder's spouse also receives consulting fees of $120,000 annually. During the year ended December 31, 2003, a total of $15,469 of consulting fees was forgiven. Of the $208,590 bonus earned during the year ended December 31, 2003, $86,063 was forgiven. During the year ended December 31, 2004, the majority shareholder earned a bonus of $201,796.

During 2003, the majority shareholder of the Company advanced the Company $175,000 in the form of a non-interest bearing advance.
$170,021 of this advance was repaid during 2003 leaving an outstanding balance of $4,979 as of December 31, 2003. The advance was repaid in January 2004. There were no additional advances during 2004.

In 2004, the Company entered into an agreement with Pea Pod Consulting Inc., which is owned by a member of the Company's Board of Directors. This agreement calls for annual consulting fees for services related to regulatory compliance and other operational issues totaling
$84,000, of which a total of $27,462 was paid during 2004.

During 2003, the Company received $10,500, from Raike Investments, LP, an affiliate through common ownership, as reimbursement for marketing expenses paid to certain brokers. During 2004, no such reimbursements occurred.

Effective October 13, 2000, the Company signed a five-year lease for approximately 4,500 square feet of office space at a rate of $25 per square foot or $81,000 per year. The Company signed a three-year lease effective August 1, 2002 for an additional 500 square feet of office space at $25 per square foot or $9,000 per year. For both leases, the lessor is White Mountain Partners, Inc., a corporation wholly owned by the majority shareholders of the Company. During 2003, White Mountain Partners, Inc. sold the office building to an unrelated third party and the Company signed a two-year lease agreement for approximately 4,000 square feet of office space. The lease agreement between the Company and White Mountain Partners, Inc. was terminated at that time. Rent expense for the years ended December 31, 2004 and 2003 approximated $54,000 and $73,000, respectively.

Item 7. Changes In and Disagreements with Accountants on
        Accounting and Financial Disclosure.
        ------------------------------------------------

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosure during 2002 or though March 25, 2005.

Item 8. Financial Information
        ---------------------

Audited financial statements for the year ended December 31, 2004 were previously mailed to you . Further financial information may be found in the Company's reports filed with the U.S. Securities Exchange Commission at www.sec.gov . Copies of these reports will be furnished on request by calling (770) 516-6996.